EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103515, 333-81573, 333-52204, 333-81940, 333-58820, 333-85486 and 333-115216 of Duke Energy Corporation on Form S-3, and Registration Statement Nos. 333-29563, 333-29585, 333-12093, 333-50317, 333-59279, and 333-84222 of Duke Energy Corporation on Form S-8, of our report dated March 15, 2004 (August 9, 2004 as to Footnotes 3, 12, 24, and the “Litigation” section of Footnote 17) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as of January 1, 2001, the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of January 1, 2002, the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” as of January 1, 2003, the adoption of Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” as of July 1, 2003, the adoption of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” as of July 1, 2003, and the adoption of Emerging Issues Task Force No. 02-03, “Accounting for Contracts Involved in Energy Trading and Risk Management Activities,” as of January 1, 2003, and explanatory paragraphs regarding the realignment of segments for financial reporting purposes as of January 1, 2004 and the revision of Duke Energy Corporation’s consolidated financial statements), appearing in this Annual Report on Form 10-K/A, Amendment No. 1, of Duke Energy Corporation for the year ended December 31, 2003.

Deloitte & Touche LLP

Charlotte, North Carolina

August 9, 2004

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